As filed with the Securities and Exchange Commission on September 11, 1997
                                                  Registration No. 333-_______
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                _______________

                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                _______________

                               INDIVIDUAL, INC.
             (Exact name of registrant as specified in its charter)



DELAWARE. . . . . . . . . . . . .                           7375              04-3036959
(State or other Jurisdiction. . .  (Primary Standard Industrial         (I.R.S. Employer
of incorporation or organization)  Classification Code Number)    Identification Number)



                       8 NEW ENGLAND EXECUTIVE PARK WEST
                        BURLINGTON, MASSACHUSETTS 01803
                                                          (617)  273-6000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              MICHAEL E. KOLOWICH
                PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN
                               INDIVIDUAL, INC.
                       8 NEW ENGLAND EXECUTIVE PARK WEST
                        BURLINGTON, MASSACHUSETTS 01803
                                                      (617)  273-6000
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                             WILLIAM B. ASHER, JR.
                        TESTA, HURWITZ & THIBEAULT, LLP
                      HIGH STREET TOWER, 125 HIGH STREET
                         BOSTON, MASSACHUSETTS  02110
                                (617) 248-7000
                                _______________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective  registration  statement  for  the  same  offering.    ____
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.    ____
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.





CALCULATION OF REGISTRATION FEE
Title of Shares to be . . . . .  Amount to be  Proposed Maximum            Proposed Maximum               Amount of
Registered. . . . . . . . . . .  Registered    Offering Price Per Share    Aggregate Offering Price (1)   Registration Fee
Common Stock, $.01
par value per share . . . . . .     1,639,530  $                  3.19(1)  $                   5,230,101  $           1,585
                                       50,000  $                  5.25(2)  $                     262,500  $              80
                                 ------------  --------------------------  -----------------------------  -----------------
TOTAL . . . . . . . . . . . . .     1,689,530                              $                   5,492,601  $           1,665
-------------------------------  ------------                              -----------------------------  -----------------

(1)  Estimated  solely  for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the  high  and  low  prices  of  the  Common  Stock  as  reported  on  the  Nasdaq  National  Market  on September 8, 1997.
(2)  Such  shares  are  issuable upon the exercise of an outstanding warrant with a fixed exercise price.  Pursuant to Rule
457(h),  the  aggregate offering price has been computed upon the basis of the price at which the warrant may be exercised.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION  8(A),  MAY  DETERMINE.


PROSPECTUS
DATED:    SEPTEMBER  11,  1997


                               1,689,530 SHARES
                               INDIVIDUAL, INC.
                                 COMMON STOCK
                          (PAR VALUE $.01 PER SHARE)
     This prospectus relates to the resale of up to 1,639,530 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Individual, Inc. ("Individual" or the "Company") from time to time by any of the selling stockholders of the Company named herein (collectively, the "Selling Stockholders"), as well as the issuance by the Company of 50,000 shares of Common Stock upon the exercise of a certain outstanding warrant. See "Selling Stockholders" and "Plan of Distribution." The Company will not receive any of the proceeds from the resale of the 1,689,530 shares of Common Stock offered hereby (the "Shares"). The Company has agreed to bear all of the expenses in connection with the registration and resale of the Shares (other than selling commissions and the fees and expenses of counsel or other advisors to the Selling Stockholders).
     The Common Stock of the Company is quoted on the Nasdaq National Market under the symbol "INDV". On September 8, 1997, the last reported sale price for the Common Stock on the Nasdaq National Market was $3.50 per share.

        THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 4.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS            THE
   SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES      COMMISSION
   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS                   PROSPECTUS.
                      ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes
effective.    This  prospectus  shall  not  constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 11, 1997

                                       9
                             AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. The Common Stock of the Company is quoted on The Nasdaq National Market. Reports, proxy statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street,
N.W.,  Washington,  D.C.    20006.

The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Shares offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any agreement or other document filed as an exhibit to the
Registration  Statement  are  not  necessarily  complete, and in each instance reference  is  made  to  the  copy of such document filed as an exhibit to the
Registration Statement for a more complete description of the matters involved, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees, and through its World Wide Web site (http://www.sec.gov).


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission pursuant to the Exchange Act (File No. 22734) are incorporated in this Prospectus by reference, except as superseded or modified herein:

1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997.

3.          The Company's Current Report on Form 8-K dated as of July 3, 1997.

4. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.

5. The description of the Company's Common Stock, $.01 par value per share, contained in the Registration Statement on Form 8-A filed under the Exchange Act and declared effective on March 14, 1996, including any amendment or report filed for the purpose of updating such description.


All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares hereby shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person to whom a Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Robert
L. Lentz, Senior Vice President, Finance and Administration and Chief Financial Officer, at the principal executive offices of the Company: 8 New England Executive Park West, Burlington, Massachusetts 01803, telephone:
(617) 273-6000. Unless the context otherwise requires, references in this Prospectus to the "Company" or "Individual" refer to Individual, Inc. and its subsidiaries.


                              PROSPECTUS SUMMARY

     The following summary information is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus or incorporated herein by reference. Certain statements set forth in this Prospectus may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties, and the Company's actual future results may differ materially from those stated in any such forward-looking statements. Factors that may cause such differences include, but are not limited to, those described in "Risk Factors" and in the other risk factors described from time to time in the Company's filings with the Securities and Exchange Commission.


                                  THE COMPANY

     Individual develops and markets a suite of customized news and information services that provide knowledge workers with daily personalized current awareness reports, while offering information providers and advertisers new ways to reach targeted audiences. The Company delivers its information services to more than 2,000,000 users across a range of delivery platforms, including facsimile, electronic mail, groupware, intranets, and the Internet. The Company's objective is to be the industry's leading provider of current awareness business news through a strategy that links a growing user base of knowledge workers to relevant information providers and advertisers.

     The Company's extensive suite of services is tailored to address the news and information needs of multiple market segments ranging from individuals to enterprises. The Company's services are customized to the unique interests of each customer. Once a customer's profile is established, the Company, through its proprietary filtering software, editorial expertise, and industry-segment knowledge bases, provides those items of highest relevance to the specific interests of the customer, while eliminating redundant and irrelevant items. The Company's principal enterprise services include First! and Hoover, which provide news and business intelligence targeted to corporate workgroup and
enterprise  subscribers.    The  Company's  primary  single-user  service  is
NewsPage, a Web-based personalized business news service that offers customized, relevant business news and information each day, organized in a topic-based menu system. The Company also offers HeadsUp, a personalized daily business intelligence report for business professionals, and publishes ClariNews, a global electronic newspaper on the Internet which is distributed through internet service providers and to corporations, educational institutions, and individual subscribers.

     In June 1997, the Company acquired ClariNet Communications Corp. ("ClariNet"), the publisher of ClariNews, a Web-based electronic newspaper. In June 1997, the Company also acquired CompanyLink, a Web-based service of Delphi Internet Services which detects corporate-specific references and market statistics on more than 65,000 companies and dynamically links those references to related news and information on the Web. As a result of the acquisitions of ClariNet and CompanyLink, the Company has enhanced its NewsPage service by adding breaking news updates by business topic along with company and market research.

     The Company was incorporated in Delaware in 1989. The Company's principal executive offices are located at 8 New England Executive Park West, Burlington, Massachusetts 01803, and its telephone number is (617) 273-6000.

                                 RISK FACTORS

     In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the Shares offered hereby. Certain statements set forth in this Prospectus may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties, and the Company's actual future results may differ materially from those stated in any such forward-looking statements. Factors that may cause such differences include, but are not limited to, those described in the following Risk Factors and in the other risk factors described from time to time in the Company's filings with the Securities and Exchange Commission.

FLUCTUATIONS  IN  QUARTERLY  RESULTS  OF  OPERATIONS

     In view of the Company's revenue growth in recent years and its limited operating history, period-to-period comparisons of its financial results are not necessarily meaningful and should not be relied upon as any indication of future performance. The Company's quarterly results of operations have fluctuated significantly in the past and will likely fluctuate in the future due to, among other factors, demand for its services and changes in service mix, the size and timing of new and renewal subscriptions from corporate customers, advertising revenue levels, the effects of new service announcements by the Company and its competitors, the ability of the Company to develop, market and introduce new and enhanced versions of its services on a timely basis and the level of product and price competition. A substantial portion of the Company's cost of revenue, which consists principally of fees payable to information providers, telecommunications costs and personnel expenses, is relatively fixed in nature. The Company's operating expense levels are based, in significant part, on the Company's expectations of future revenue. If quarterly revenues are below management's expectations, both gross margins and results of operations would be adversely affected because a relatively small amount of the Company's costs and expenses varies with its revenue in the short-term. The Company has incurred operating losses since inception and expects to continue to incur operating losses on both a quarterly and annual basis for the foreseeable future. There can be no assurance that the Company will sustain revenue growth or achieve profitability.

EMERGING  MARKET  FOR  CUSTOMIZED  INFORMATION  SERVICES

     The market for the Company's services has only recently begun to develop, is rapidly evolving and is characterized by increasing competition from a variety of companies, ranging from traditional news and media companies to Internet-based information services and including companies that may have significantly more resources. The market for current awareness products is experiencing rapid changes as organizations introduce company-wide information and knowledge solutions built on enterprise computing platforms such as internal intranets and groupware products, such as Lotus Notes. As a result of these changes, Individual has migrated its First! product from fax and e-mail distribution, sold primarily to small groups of users at an average annual contract value of less than $10,000, to distribution via intranet and Lotus Notes systems capable of servicing large organizations. This evolving market focus has required the Company not only to invest in the product development and engineering required to introduce new and enhanced enterprise-based products such as First! Intranet and First! Notes, but also to adapt its selling efforts in order to address the requirements of large organizations that desire to implement current business awareness solutions on an enterprise-wide basis over their existing information infrastructures. Such solutions typically involve large contracts with annual contract values in excess of $50,000 and generally require a longer sales cycle than departmental or business-group sales. As a result, the Company has been investing in additional sales and sales management personnel with experience in selling large contracts, as well as in additional customer service personnel capable of addressing increasingly complex customer needs. Approximately 75% of the Company's enterprise customer base presently distributes the Company's products from intranets and Lotus Notes, almost double from a year ago. Notwithstanding such growth, however, the ability of the Company to achieve future growth is heavily dependent on the Company's ability to successfully sell large contracts to enterprise customers and to support implementations with those customers. There can be no assurance that the Company will be successful in recruiting and training additional sales and customer service personnel with the skills required to sell and support large contracts which may affect its rate of growth. In addition, the Company is experiencing longer sales cycles and if this trend continues its rate of growth and future operating results may be adversely affected.

     The Company's financial results will also depend to a significant extent upon advertising revenues generated by NewsPage, its Web-based single-user service. Such revenues will depend, among other matters, on the acceptance of the Internet as a viable advertising medium, as well as on the Company's ability to generate a high level of pageviews through increased NewsPage readership and user activity, to build a direct sales force to sell advertising, to attract and retain information providers, and to develop a user base of a sufficient size and with appropriate demographics to attract advertisers. The Company relies in part on distribution alliances to increase readership of NewsPage and, in the fourth quarter of 1996, introduced the NewsPage Network, which is intended to enable the Company to supply daily news content to Web services sponsored by third parties, thereby extending the reach of its advertisers and expanding NewsPage readership, at a low cost of subscriber acquisition. Because the NewsPage Network has only recently been introduced, however, there can be no assurance that it will be successful in acquiring additional new users of NewsPage. If the Company is unable to attract and increase paid advertising sponsorship of NewsPage, the Company's business and results of operations will be materially and adversely affected.

DEPENDENCE  ON  KEY  PERSONNEL

     The Company depends, in significant part, upon the continued services of its key technical, editorial, sales and product development, most of whom are not bound by employment agreements, and only certain of whom are bound by noncompetition agreements. The Company's plan requires the hiring of additional engineering and sales personnel in order to add additional products and features and grow its customer base. In the Boston, Massachusetts and Silicon Valley, California markets, these skills are in high demand and there is no assurance that the Company will be
successful    in    hiring    these    personnel.

DEPENDENCE  ON  INFORMATION  PROVIDERS

     The Company's services currently offer approximately 600 news and information sources from more than 60 information providers. Termination of one or more significant information provider agreements would decrease the news and information which the Company offers its customers and could have a material adverse effect on the Company's business and results of operations. Also, an increase in the fees required to be paid by the Company to its information providers would have an adverse effect on the Company's gross margins and results of operations. Because the Company licenses the informational content included in its services from third parties, its exposure to copyright infringement actions may increase. Although the Company generally obtains representations as to the origins and ownership of such licensed content and generally obtains indemnification for any breach thereof, there can be no assurance that such representations will be accurate or that indemnification will adequately compensate the Company for any breach.

RISKS  ASSOCIATED  WITH  POSSIBLE  ACQUISITIONS

     Management may from time to time consider acquisitions of assets or businesses that it believes may enable the Company to obtain complementary skills and capabilities, offer new products and services, expand its customer base or obtain other competitive advantages. Such acquisitions, including the Company's acquisition of Hoover in November 1996 and its acquisitions of CompanyLink and ClariNet in June 1997, involve potential risks, including difficulties in assimilating the acquired company's operations, technology, products and personnel, completing and integrating acquired in-process technology, diverting management's resources, uncertainties associated with operating in new markets and working with new employees and customers, and the potential loss of the acquired company's key employees.

RAPID  TECHNOLOGICAL  CHANGE;  NEW  PRODUCT  DELAYS;  RISK OF SERVICE FAILURES

     The Company's future success will depend on its ability to enhance its existing services, to develop new products and services that address the needs of its customers and to respond to technological advances and emerging industry standards and practices, each on a timely basis. Services as complex as those offered by the Company entail significant technical risks, often encounter development delays and may result in service failures when first introduced or as new versions are released. Any such delays in development or failures that occur after commercial introduction of new or enhanced services may result in loss of or delay in market acceptance, which could have a material adverse effect upon the Company's business and results of operations.

RISK  OF  SYSTEM  FAILURE  OR  INADEQUACY

     The Company's operations are dependent on its ability to maintain its computer and telecommunications systems in effective working order and to protect its systems against damage from fire, natural disaster, power loss, telecommunications failure or similar events. The Company's principal computer and telecommunications equipment, including its processing operations, is located at its headquarters facility in Burlington, Massachusetts. Although the Company has limited back-up capability, this measure does not eliminate the significant risk to the Company's operations from a natural disaster or system failure at its principal site. In addition, any failure or delay in the timely transmission or receipt of feeds and computer downloads from its information providers, whether on account of system failure of the information providers, the public network or otherwise, could disrupt the Company's operations.

DEPENDENCE ON PROPRIETARY TECHNOLOGY; RISK OF THIRD PARTY CLAIMS FOR INFRINGEMENT; POSSIBLE TRADEMARK INFRINGEMENT CLAIMS

     The Company's success is dependent to a significant degree on its proprietary technology. The Company relies on a combination of trade secret, copyright and trademark laws, non-disclosure agreements with employees and third parties, and contractual provisions to establish and protect its proprietary rights. Despite these efforts, unauthorized parties may attempt to copy aspects of the Company's services or to obtain and use information that the Company regards as proprietary. There can be no assurance that the protective measures taken by the Company will be adequate or that the competitors will not independently develop technologies that are substantially equivalent or superior to those of the Company. The Company may also be subject to litigation to defend against claimed infringement of the intellectual property rights of others. Adverse determinations in such litigation could result in the loss of the Company's proprietary rights, subject the Company to significant liabilities, require the Company to seek licenses from third parties, and prevent the Company from selling its services, any one of which could have a material adverse effect on the Company's business and results of operations.

DEPENDENCE  ON  STRATEGIC  RELATIONSHIPS

     The Company has entered into certain cooperative marketing agreements and informal arrangements with software vendors, Web site sponsors and operators of on-line networks, including Microsoft, Netscape, Infoseek and NETCOM. These companies do not presently market services that compete directly with those of the Company. If the Company's marketing activities with such companies were terminated, reduced, curtailed, or otherwise modified, the Company may not be able to replace or supplement such efforts alone or with others. If these companies were to develop and market their own business information services or those of the Company's competitors, the Company's business and results of operations may be materially and adversely affected.

RISKS  ASSOCIATED  WITH  INTERNATIONAL  EXPANSION

     A key component of the Company's strategy is its planned expansion into international markets. To date, the Company has only limited experience in marketing, selling, and delivering its products and services internationally. There can be no assurance that the Company will be able to successfully market, sell, and deliver its products and services in international markets.

RISKS  ASSOCIATED  WITH  SECURITIES  LITIGATION

     A class action shareholder suit has been filed against the Company, certain of its directors and officers and the underwriters of its initial public offering claiming that the defendants made misstatements, or failed to make statements, to the investing public in the IPO Prospectus and Registration Statement, as well as in subsequent public disclosures, relating to the alleged existence of disputes between Joseph A. Amram and the Company. The Company believes that the allegations contained in the complaint are without merit and intends to defend vigorously against the claims. However, the lawsuit is in its earliest stages, and no estimate of possible loss, if any, can currently be made. There can be no assurance that this litigation will ultimately be resolved on terms that are favorable to the Company and that the resolution of this litigation will not have a material adverse effect on the Company.

     Due to all of the foregoing factors, it is possible that in some future quarter the Company's results of operations will be below the expectations of public market analysts and investors. In such event, the price of the Company's Common Stock would likely be materially adversely affected.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the resale of the Shares by the Selling Stockholders hereunder. See "Selling Stockholders" and "Plan of Distribution."

                             SELLING STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Shares as of August 29, 1997 and the number of Shares which may be offered for the account of the Selling Stockholders or their transferees or distributees from time to time. The shares may be offered from time to time by the Selling Stockholders. Because the Selling Stockholders may sell all or any part of their Shares pursuant to this Prospectus, no estimate can be given as to the number of Shares that will be held by the
Selling  Stockholders  upon  termination  of  this  offer.    See  "Plan  of
Distribution."



                                               NUMBER OF SHARES
                            NUMBER OF SHARES     OFFERED     NUMBER OF SHARES
                     BENEFICIALLY OWNED     PURSUANT TO THIS     BENEFICIALLY OWNED
                       PRIOR TO OFFERING (1)     PROSPECTUS     AFTER OFFERING (2)
                       ---------------------     ----------     ------------------


SELLING STOCKHOLDERS            NUMBER    PERCENT (3)    NUMBER    PERCENT (4)  NUMBER  PERCENT (3)
----------------------------  ----------  -----------  ----------  -----------  ------  -----------
Brad Templeton . . . . . . .  1,099,939         6.76%  1,099,939         6.76%       0        0.00%
Roy E. Folk. . . . . . . . .    206,375         1.27     206,375         1.27        0        0.00%
Gregory M. Maples. . . . . .      4,939            *       4,939            *        0        0.00%
Aaron R. Priven(5) . . . . .      3,292            *       2,195            *        0        0.00%
Angela L. Stuart . . . . . .        439            *         439            *        0        0.00%
Douglas G. Miller(6) . . . .      7,135            *         219            *        0        0.00%
Maximilian L. Garrone. . . .        109            *         109            *        0        0.00%
Michael H. Rehmus(7) . . . .      3,293            *          21            *        0        0.00%
Broadview Associates LLC . .  100,000(8)           *   250,000(8)        1.50        0        0.00%
The Parthenon Group. . . . .     75,294            *      75,294            *        0        0.00%
Knowledge Factory Partners,.     50,000            *      50,000            *        0        0.00%
 L.L.C.(9).
TOTAL(10). . . . . . . . . .  1,550,815         9.32%  1,689,530        10.16%       0        0.00%
_________________

*Less  than  1%  of  the  outstanding  Common  Stock.
(1)         The persons and entities named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them.  Beneficial ownership is determined in  accordance  with  the  rules  of  the Commission, and includes voting and investment power with
respect  to  shares.    Common  Stock  subject  to  options  and  warrants currently exercisable or exercisable  within  60  days  after  August  29,  1997  are deemed outstanding for the purposes of computing  the  percentage  ownership  of  the person holding such options and , but are not deemed outstanding  for  computing  the  percentage  of  any  other  person.
(2)        Assumes that all of the Shares owned by each Selling Stockholder and offered pursuant to
this  Prospectus  are  sold.    The  Selling  Stockholders may sell all or any part of their Shares pursuant  to  this  Prospectus.
(3)          The  number of shares of Common Stock deemed outstanding for calculation of beneficial ownership includes (i) 16,269,547 shares of Common Stock outstanding as of August 29, 1997 and (ii)
all  Common  Stock  underlying  options,  warrants  and  other  convertible  securities  which  are exercisable  or  convertible  within  60  days  after  August  29,  1997 by the person or entity in question.
(4)          The  number of shares of Common Stock outstanding as of August 29, 1997 is 16,269,547.
(5)          Includes  1,097  shares  of  Common  Stock subject to options currently exercisable or exercisable  within  60  days  after  August  29,  1997.
(6)          Includes  6,916  shares  of  Common  Stock subject to options currently exercisable or exercisable  within  60  days  after  August  29,  1997.
(7)          Includes  3,272  shares  of  Common  Stock subject to options currently exercisable or exercisable  within  60  days  after  August  29,  1997.
(8)       As of September 11, 1997, the Company had issued Broadview 100,000 shares of Common Stock pursuant  to  the terms and conditions of the Fee Payment Agreement (as defined below).  The number of  shares  to be offered by Broadview pursuant to this Registration Statement is an estimate - the actual  number  of  shares  that will be beneficially owned by Broadview as of the effectiveness of this  Registration Statement and to be registered herein for resale on behalf of Broadview shall be determined  based  upon  the  average  closing  price of the Company's Common Stock during a period
immediately  preceding  the  effective  date  of  this  Registration  Statement.    See  "Plan  of
Distribution."
(9)      Consists of 50,000 shares of Common Stock Knowledge Factory Partners, L.L.C. has the right to  acquire  upon  the  exercise  of  an  outstanding  warrant  expiring  on  June  6,  2002.
(10)          Includes  11,285  shares  of  Common  Stock subject to options and warrants currently exercisable  or  exercisable  within  60  days  after  August  29,  1997.


     To the best of the Company's Knowledge, none of the Selling Stockholders has had any material relationship with the Company or any of its affiliates within the three-year period ending on the date of this Prospectus.

                             PLAN OF DISTRIBUTION

     The Company has undertaken to register the resale of an aggregate of 1,639,530 outstanding shares of Common Stock held by certain of the Selling Stockholders named herein, as well as the issuance and resale of 50,000 shares of Common Stock which may be issued upon the exercise of a Common Stock Purchase Warrant held by a Selling Stockholder. The Shares offered hereby may be sold from time to time by the Selling Stockholders for their own accounts. The Company will receive none of the proceeds from this offering. The Selling Stockholders will pay or assume brokerage commissions or other charges and expenses incurred in the resale of the Shares. Each of the transactions, arrangements and agreements giving rise to the Company's registration of the Shares on behalf of the Selling Stockholders is described below.

     CLARINET COMMUNICATIONS CORP. ACQUISITION. On June 18, 1997, pursuant to the terms and conditions of an Agreement and Plan of Reorganization dated June 13, 1997 by and among the Company, ClariNet, CN Merger Corp. and certain shareholders of ClariNet, the Company acquired (the "ClariNet Acquisition") ClariNet through a subsidiary merger in which each of the outstanding shares of Common Stock of ClariNet, no par value per share, was converted into the right to receive 0.21954874 shares of Common Stock of the Company. Of the Shares offered hereby, 1,314,236 of such Shares were received by non-dissenting shareholders of ClariNet in exchange for their shares of ClariNet Common Stock in the ClariNet Acquisition. The Company agreed to use its best efforts to file a Registration Statement as soon as reasonably practicable after the effectiveness of the ClariNet Acquisition to register the resale of the Shares received by the shareholders of ClariNet in the ClariNet Acquisition.

     BROADVIEW SHARES. In connection with the ClariNet Acquisition, the Company entered into a Fee Payment Agreement (the "Fee Payment Agreement") with Broadview Associates LLC ("Broadview") pursuant to which the Company agreed, upon consummation of the ClariNet Acquisition, to assume ClariNet's obligation to pay Broadview $500,000 (the "Broadview Fee") for services provided in connection with the ClariNet Acquisition. The Broadview Fee is payable in cash and/or shares of Common Stock at the Company's discretion. In the event that the Company elects to issue shares of Common Stock to Broadview (the "Broadview Shares") as payment of the Broadview Fee, the number of Broadview Shares to be issued shall be determined based upon the average closing price of the Company's Common Stock during a period immediately preceding the effective date of this Registration Statement subject to the terms and conditions of the Fee Payment Agreement. The Company agreed to use its best efforts to file a Registration Statement as soon as reasonably practicable after the effectiveness of the ClariNet Acquisition to register the resale of the Broadview Shares.

     PARTHENON SHARES. In connection with the performance by The Parthenon Group ("Parthenon") of certain consulting services for the Company, the Company issued 75,294 shares of Common Stock to Parthenon (the "Parthenon Shares"). The Company agreed to register the resale of the Parthenon Shares.

     COMPANYLINK WARRANT. In connection with its purchase of certain of the assets of the CompanyLink business from Knowledge Factory Partners, L.L.C. ("Knowledge Factory Partners"), on June 6, 1997 the Company granted Knowledge Factory Partners a Common Stock Purchase Warrant (the "CompanyLink Warrant") dated June 6, 1997, exercisable to purchase 50,000 shares of Common Stock (the "Company Link Shares") on or before June 6, 2002 at an exercise price of $5.25 per share. The Company agreed to use its reasonable best efforts to register the resale of the CompanyLink Shares.

     Resales of the Shares by the Selling Stockholders are not subject to any underwriting agreement. The Shares covered by this Prospectus may be sold by the Selling Stockholders or by pledgees, donees, transferees or other successors in interest. The Shares offered by each Selling Stockholder may be sold from time to time at market prices prevailing at the time of sale, at prices  relating  to  such  prevailing  market prices or at negotiated prices.
Such sales may be effected in the over-the-counter market, on the National Association of Securities Dealers Automated Quotation System, on the Nasdaq National Market, or on any exchange on which the Shares may then be listed. The Shares may be sold by one or more of the following: (a) one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the Shares held by the Selling Stockholders as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) in negotiated transactions. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the Selling Stockholders and/or purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular
broker-dealer  might  be  in  excess  of  customary  commissions).    Any
broker-dealers that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Shares positioned by them might be deemed to be underwriting compensation, within the meaning of the Securities Act, in connection with such sales.

     Pursuant to the terms of the Registration Rights Agreement dated as of June 18, 1997 by and among the Company, Broadview, and certain shareholders of ClariNet (the "Registration Rights Agreement"), the Company intends to maintain the effectiveness of this Prospectus until the earlier of (i) June 18, 1999 or (ii) the date on which each Selling Stockholder (as defined in the Registration Rights Agreement) may sell all Shares held by such Selling
Stockholder without restriction by the volume restrictions of Rule 144(e); provided, however, that the rights of the Selling Stockholders to resell the Shares pursuant to this Registration Statement may be suspended by the Company under certain circumstances relating to pending corporate developments and public filings with the Commission and similar events, as set forth in the Registration Rights Agreement.

     The Registration Rights Agreement provides that the Company will indemnify the Selling Stockholders for any losses incurred by them in connection with actions arising from any untrue statement of material fact in the Registration Statement or any omission of a material fact required therein, unless such statement or omission was made in reliance on written information furnished to the Company by the Selling Stockholders. Similarly, such agreement provides that each Selling Stockholder will indemnify the Company and its officers and directors for any losses incurred by them in connection with any actions arising from any untrue statement of material fact in the Registration Statement or any omission of a material fact required therein, if such statement or omission was made in reliance on written information furnished to the Company by such Selling Stockholders.

     The Company has informed the Selling Stockholders that the antimanipulation rules under the Securities Exchange Act of 1934 (including, without limitation, Rule 10b-5 and Regulation M - Rule 102) may apply to sales in the market and will furnish the Selling Stockholders upon request with a copy of these Rules. The Company will also inform the Selling Stockholders of the need for delivery of copies of this Prospectus.

     Any Shares covered by this Prospectus that qualify for resale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

                                 LEGAL MATTERS

     Certain legal matters with respect to the issuance of the Shares are being passed upon for the Company by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

                                    EXPERTS

     The consolidated financial statements of Individual, Inc. included in the report on Form 10-K of the Company for the fiscal year ended December 31, 1996 referred to above have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report dated February 15, 1997, accompanying such financial statements, and are incorporated herein by reference in reliance upon the report of such firm, which report is given upon their authority as experts in accounting and auditing.

     Any financial statements and schedules hereafter incorporated by reference in the Registration Statement of which this prospectus is a part that have been audited and are the subject of a report by independent accountants will be so incorporated by reference in reliance upon such reports and upon the authority of such firms as experts in accounting and auditing to the extent covered by consents filed with the Commission.



No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, any of the Selling Stockholders or any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates or an offer to, or a solicitation of, any person in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                           _________________________


                               TABLE OF CONTENTS

                           _________________________




                                      PAGE
                                      ----
Available Information. . . . . . . .     2
Incorporation of Certain Information
 by Reference. . . . . . . . . . . .     2
The Company. . . . . . . . . . . . .     3
Risk Factors . . . . . . . . . . . .     4
Use of Proceeds. . . . . . . . . . .     8
Selling Stockholders . . . . . . . .     8
Plan of Distribution . . . . . . . .     9
Legal Matters. . . . . . . . . . . .    11
Experts. . . . . . . . . . . . . . .    11





                               1,689,530 SHARES



                               INDIVIDUAL, INC.


                                 COMMON STOCK










                            _______________________


                                  PROSPECTUS

                           ________________________












                              September 11, 1997
                              ==================


                                     II-6
                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  14.    OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     Estimated expenses payable in connection with the sale of the Common Stock offered hereby are as follows:


SEC Registration fee . . . .  $ 1,665
Legal fees and expenses. . .  $15,000
Accounting Fees and expenses  $ 7,000
Miscellaneous. . . . . . . .  $ 1,000
 Total . . . . . . . . . . .  $24,665



     The Company will bear all expenses shown above. All amounts other than the SEC Registration fee are estimated solely for the purpose of this offering.

ITEM  15.    INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Delaware General Corporation Law and the Company's Charter and By-laws provide for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Company's Charter and By-laws filed as Exhibits 3.3 and 3.5 to the Company's Registration Statement on Form S-1 filed on January 31, 1996 (No. 333-00792), respectively.

     The Underwriting Agreement executed in connection with the Company's initial public offering provides that the Underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement filed as Exhibit 1.1 to the Company's Registration Statement on Form S-1 filed on January 31, 1996 (File No. 333-00792).

     In addition, the Registration Rights Agreement provides that the Selling Stockholders are obligated, under certain circumstances, to indemnify the Company and its directors and officers against certain liabilities, including liabilities under the Securities Act. Reference is made to the Registration Rights Agreement filed as Exhibit 99.1 to the Company's Current Report on Form 8-K, filed on July 3, 1997.

ITEM  16.    EXHIBITS.



Exhibits:
---------
2.1 . . .  Agreement and plan of Reorganization dated as of June 13, 1997 by and among Individual, Inc.,
           CN Merger Corp., ClariNet Communications Corp., and certain Shareholders of ClariNet
           Communications Corp. (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K (the
           "Form 8-K") filed on July 3, 1997 and incorporated herein by reference thereto).

4.1 . . .  Specimen certificate representing the Common Stock (filed as Exhibit 4.1 to the Company's
           Registration Statement on Form S-1 filed on January 31, 1996 as amended (File No. 333-00792)
           and incorporated herein by reference thereto).

4.2 . . .  Common Stock Purchase Warrant dated June 6, 1997, exercisable to purchase 50,000 shares of
           Common Stock of Individual, Inc. issued to Knowledge Factory Partners.

5.1 . . .  Opinion of Testa, Hurwitz & Thibeault, LLP.

23.1. . .  Consent of Coopers & Lybrand L.L.P.

23.2. . .  Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).

24.1. . .  Power of Attorney (included as part of the signature page on page II-4 of this Registration
           Statement).



ITEM  17.  UNDERTAKINGS.
(a)          The  undersigned  Registrant  hereby  undertakes:
          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
               (iv)          provided,  however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burlington, Commonwealth of Massachusetts on September 11, 1997.
     INDIVIDUAL,  INC.

     By:  /s/Robert  L.  Lentz
          Robert  L.  Lentz
          Senior Vice President, Finance and Administration and, Chief Financial Officer, Treasurer and Secretary

                       POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Individual, Inc., hereby severally constitute and appoint Michael E. Kolowich and Robert L. Lentz, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, any registration statement in connection with this Offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended and generally to do all things in our names and on our behalf in such capacities to enable Individual, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

     Pursuant  to  the requirements of the Securities Act of 1933, as amended, this  Registration Statement has been signed below by the following persons on behalf  of  the  Registrant  and in the capacities and on the dates indicated.
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Signature                                    Title(s)                            Date
-------------------------  ---------------------------------------------  ------------------
/s/ Michael E. Kolowich .  Chairman of the Board, President and Chief     September 5, 1997
-------------------------
Michael E. Kolowich . . .  Executive Officer
                           Senior Vice President, Finance and
/s/ Robert L. Lentz . . .  Administration, Chief Financial Officer,       September 8, 1997
-------------------------
Robert L. Lentz . . . . .  Treasurer and Secretary (Principal Financial
                           and Accounting Officer)

/s/ Joseph A. Amram . . .  Director                                       September 10, 1997
-------------------------
Joseph A. Amram

/s/ James D. Daniell. . .  Director                                       September 7, 1997
-------------------------
James D. Daniell

 /s/ William A. Devereaux  Director                                       September 8, 1997
William A. Devereaux

/s/ Jeffery S. Galt . . .  Director                                       September 5, 1997
-------------------------
Jeffery S. Galt

/s/ Elon Kohlberg . . . .  Director                                       September 5, 1997
-------------------------
Elon Kohlberg

/s/ Marino R. Polestra. .  Director                                       September 10, 1997
-------------------------
Marino R. Polestra

/s/Gregory Stanger. . . .  Director                                       September 8 , 1997
-------------------------
Gregory S. Stanger
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
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                                        EXHIBIT INDEX


Exhibit No.  Description of Exhibit
-----------  -------------------------------------------------------------------------------

        2.1  Agreement and plan of Reorganization dated as of June 13, 1997 by and among
             Individual, Inc., CN Merger Corp., ClariNet Communications Corp., and certain
             Shareholders of ClariNet Communications Corp. (filed as Exhibit 2.1 to the
             Company's Current Report on Form 8-K (the "Form 8-K") filed on July 3, 1997 and incorporated herein by reference thereto).

        4.1  Specimen certificate representing the Common Stock (filed as Exhibit 4.1 to the
             Company's Registration Statement on Form S-1 filed on January 31, 1996 as amended (File No. 333-00792) and incorporated herein by reference thereto).

        4.2  Common Stock Purchase Warrant dated June 6, 1997, exercisable to purchase
             50,000 shares of Common Stock of Individual, Inc. issued to Knowledge Factory
             Partners.

        5.1  Opinion of Testa, Hurwitz & Thibeault, LLP.

       23.1  Consent of Coopers & Lybrand L.L.P.

       23.2  Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).

       24.1  Power of Attorney (included as part of the signature page on page II-4 of this
             Registration Statement).
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